Exhibit 99.2

Year End 2013 Earnings Review and 2014 Business Update
March 17, 2014

Intersections Corporate Overview
Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by these statements, including the impact of the regulatory environment on our business and our ability to execute our business strategy. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the company’s filings with the U.S. Securities and
Exchange Commission. The company undertakes no obligation to revise or update any forward-looking statements.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

IDENTITY GUARD.

voyce™

UNDERSTAND YOUR DOG
LIKE NEVER BEFORE

INTERSECTIONS INC.

About Intersections Inc.
Intersections Inc. (Nasdaq: INTX) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers. Our core services monitor personal information for our consumers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since our business was founded in 1996, Intersections has protected the identities of more than 36 million consumers. To learn more, visit
www.intersections.com.
Founded:	1996
NASDAQ Symbol:	INTX
Headquarters:	Chantilly, VA
Employees:	644
Consumers Protected To Date:	Over 36 million
Fast Facts

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

FY 2013 Consolidated Operating Results
► Revenue for FY 2013 was $310.3 million, a decrease of 10.7 percent from FY 2012.
► Adjusted EBITDA was $29.2 million for FY 2013, a decrease of 50.5 percent from FY 2012.*
 These results was driven primarily by:
 • The decrease in revenue from our large U.S. Bank clients.
 • An increase of approximately $7 million in G&A expenses for VoyceTM
 • An increase of approximately $5 million in marketing spend in our IDENTITY GUARD® brand.
 • An increase in the Loss from Operations in our Market Intelligence segment of approximately
 $3.3.**
 • An increase of approximately $1 million in severance related expenses.
► Consolidated Net Income for FY 2013 was $2.4 million, or $0.13 per diluted share, compared to $19.7 million, or $1.04 per diluted share, for FY 2012.
► Intersections generated $23.1 million in cash flow from operations in FY 2013.
 • We ended FY 2013 with a cash balance of $20.9 million and no borrowings under our credit facility.
*Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges.
** We ceased all business activities in our subsidiary Net Enforcers in the Second Quarter of 2013, our FY 2013 financials have been recast to represent
Net Enforcers as a discontinued operations. We have subsequently announced our intent to discontinue our Market Intelligence segment businesses in the second quarter of 2014.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Q4 2013 Consolidated Operating Results
► Revenue for the 4th quarter of 2013 was $72.1 million, a 14 percent decrease from the
 4th quarter of 2012 and a 5 percent decrease from the 3rd quarter of 2013.
► Adjusted EBITDA before share related compensation and non-cash impairment charges for the 4th Quarter of 2013 was $5.2 million, a 53.6 percent decrease from the 4th quarter of 2012 and a 1.2 percent decrease from the 3rd quarter of 2013.
► Net income for the 4th quarter of 2013 was $119 thousand, or less than $0.01 per diluted share, compared to $1.6 million for the 4th quarter of 2012, or $0.08 per diluted share, and a net loss of ($1.5) million, or ($0.08) per diluted share, for the 3rd quarter of
 2013.
► Intersections generated $5.7 million in cash flow from operations in the fourth quarter of 2013.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
*Consolidated adjusted EBITDA before share related compensation and non-cash  impairment charges.

2013 Performance Compared to Guidance
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

	FY 2013 Guidance (declared 3/18/13)	FY 2013 Guidance (updated 11/12/13)	FY 2013 Actual Results
Revenue	$300 to $315 million	High-end of 3/18/13 Guidance	$310.3 million
Adj. EBITDA *	$29.3 to $35.2 million	Slightly lower than 3/18/13 Guidance	$29.2 million
* Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges.

Market Intelligence Segment Update
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

➢ Intersections’ Board made the determination to cease ongoing operations at our subsidiary, Intersections Business Intelligence Services (DBA Zumetrics).
 These operations are expected to wind down and cease during the Second
 Quarter of 2014. We plan to classify Zumetrics as a discontinued operation once at the time it meets the requirements under U.S. GAAP and at that time, will no longer have a Market Intelligence segment.
 • For FY 2013 Zumetrics recorded a Loss from Operations of approximately $3.7 million.

Our Strategy to Fuel Future Growth

► For the last few years Intersections has faced strong headwinds from the heightened regulatory focus on our large U.S. bank partners and the sales, marketing and administration of add-on products.
► We expect to reignite growth at Intersections by pursuing three primary objectives:
 • Grow our IDENTITY GUARD® brand by expanding product offerings, increasing marketing and creating new non-financial institution endorsed partnerships.
 • Launch and grow VOYCE®, our new pet health monitoring platform.
 • Manage our U.S. large bank business to exceed the expectations of the millions of subscribers who continue to use and value our products and services, grow this business where possible and maximize cash generation to fund higher growth initiatives.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

IDENTITY GUARD.

Access When and Where you Need It

SafeConnex
MY ACCOUNT LOGINS
Total Protection
FREE TIPS AND ADVICE
Resource Center
Essentials
FREE TRIAL

INTERSECTIONS INC.

An Expanded Identity Guard®

►  We are launching new products under the IDENTITY GUARD® brand and steadily increasing our marketing budgets to drive greater growth.
 o In December on 2013, we launched IDENTITY GUARD ® Essentials, which we believe is the best product in the marketplace for $9.99 per month with greater data monitoring coverage across deposit and credit accounts than competing offerings and exclusive access to our trained victim assistance agents.
 o In March 2014, we launched SafeConnex™ powered by IDENTITY GUARD®, a free online identity theft protection tool providing secure pin and password storage, secure account login and payment data form filling, and safe browsing capabilities for consumers. SafeConnex™ also offers Intersections exclusive and secure marketing opportunities within the user experience as well as search related revenue opportunities as we expand usage of this “freemium”
 protection offering.
 o We expect to launch a new suite of IDENTITY GUARD® privacy protection products targeting a broader consumer population with low cost solutions for the developing threats to identity and privacy.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
“Count on IDENTITY GUARD® to help protect what makes you… you.” Visit www.identityguard.com to learn more.

Introducing VoyceTM

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
➢ VoyceTM is a highly sophisticated, durable and attractive health and wellness band for dogs that monitors key vital signs including health and respiratory rates, along with other indicators such as activity, rest, calories burned and more.
➢ In addition, the VoyceTM experience provides exclusive expert advice relevant to a dog’s breed and age, including health, behavior, training, cognition and more.
➢ For the last two years we have invested over $11 million in designing and testing the
 VoyceTM technology and building a highly trained team of pet experts, veterinarians, mathematicians, bio-engineers, and independent business leaders.
➢ VOYCE® was launched in January 2014 at the Consumer Electronics Show, and the
 response has been tremendous.
 • Named “Best of CES 2014” by PC World / Tech Hive
 and Yahoo Tech
 • Made world-wide headlines and featured on

 “Live with Kelly and Michael”, NBC Nightly News,

 CNN, “The Today Show,” The Wall Street Journal,
 USA Today and many more

What is the Opportunity for VoyceTM

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
(1) According to the 2013-2014 American Pet Products Association National Pet Owners Survey there are approximately
83 million dogs owned in the United States.
➢ The original concept for the VoyceTM technology was a high-quality monitoring service for “Pet Parents”
➢ Since launching at CES 2014, we quickly learned the demand for animal health monitoring technology is significantly
 larger and broader.
➢ In the last two months we have been approached by doctors, medical device manufacturers, pet nutrition companies,
 pharmaceutical researchers, bio-engineers, and potential
 distribution partners from over 30 countries.
➢ Given there are an estimated 83 million dogs owned in the U.S.
alone, with just 5 percent penetration we believe domestically the market for VoyceTM could approach a $1 billion in revenue.(1)

What is Next for VoyceTM?

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
➢ VoyceTM is expected be available for pre-order in the Spring of 2014 and available this
 Summer at $299 for the collar and $15 per month for ongoing monitoring and platform access.
➢ We are moving quickly to:
 • Create the next version for smaller dogs and cats;
 • Create a professional version to serve the unique needs of the animal medical industry;
 • Create a version to service the needs of professional canine and equine managers; and,
 • Find distribution partners to accelerate our overseas expansion.
➢ With the VoyceTM technology, we believe we have secured a strong advantage for years across a wide spectrum of product and platform applications.
Visit www.mydogsvoyce.com to “understand your dog like never before.”

Future Revenue Guidance

We currently project revenue as follows:
►2014 revenue is projected to be in the range of $260 to $275 million on a consolidated basis.
►2015 revenue is projected to exceed $300 million.
►2016 revenue is projected to approach $400 million based largely upon growth in revenues for the IDENTITY GUARD® and VoyceTM brands.
►These forecasts are subject to substantial uncertainty, including:
 • Changes in our U.S. financial institution business and regulatory environment.
 • Adjustments in investments in our IDENTITY GUARD® and VoyceTM  brands and/or other growth initiatives.
 • The factors and risks disclosed in our SEC filings.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Investor Relations Update
►In FY 2013 Intersections returned approximately $16.8 million to shareholders in the form of $14.4 million in cash dividends and $2.4 million in share repurchases.
►Intersections’ Board declared an ordinary quarterly cash dividend of $0.20 per share of common stock payable on April 3, 2014 to shareholders of record as of March 20, 2014.
 • Based on the closing price on March 14, 2014 of $6.46 per share, this quarterly cash dividend represents an effective annual dividend yield of 12.4%.
►Dividends are considered quarterly and may be paid only when approved by the Board of Directors. Future dividends, if any, will depend on among other things, our results of operations, capital requirements and such other factors as our Board of Directors may consider relevant.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

INTERSECTIONS INC.
NASDAQ: INTX
Innovating to protect
WHAT'S IMPORTANT TO YOU

Thank You

IDENTITY GUARD

voyce™

UNDERSTAND YOUR DOG
LIKE NEVER BEFORE

INTERSECTIONS INC.

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com
Investor Relations
Eric S. Miller
IR@intersections.com
Tel: 703.488.6100
VOYCE
www.mydogsvoyce.com
Identity Guard
www.identityguard.com